Exhibit 3.3

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “THOMSON REUTERS APPLICATIONS INC.”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF SEPTEMBER, A.D. 2023, AT 11:12 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State
3549073 8100 SR# 20233600869	Authentication: 204280401 Date: 09-30-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THOMSON REUTERS APPLICATIONS INC.

Thomson Reuters Applications Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation’’), hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on July 18, 2002 (the “Certificate of Incorporation”).

2. The Certificate of Incorporation is hereby amended by changing Article SEVENTH thereof so that, as amended, said Article shall be and read as follows:

“SEVENTH: No director or officer of the corporation shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such elimination or limitation of liability is not permitted under the Delaware General Corporation Law as presently in effect or as the same may hereafter be amended. No amendment or repeal of this provision shall apply to or have any effect on the liability of any director or officer of the corporation for any acts or omissions of such director or officer occurring prior to such amendment or repeal.”

3. This Certificate of Amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

4. The effective date of the amendment herein certified shall be upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Helen V. Stamatiadis, its Assistant Secretary, this 27th day of September 2023.

By	/s/ Helen V. Stamatiadis
Helen V. Stamatiadis, Assistant Secretary

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “THOMSON LEGAL & REGULATORY APPLICATIONS INC.”, CHANGING ITS NAME FROM “THOMSON LEGAL & REGULATORY APPLICATIONS INC.” TO “THOMSON REUTERS APPLICATIONS INC.”, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JUNE, A.D. 2008, AT 1:27 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRTIETH DAY OF JUNE, A.D. 2008.

3549073 8100	AUTHENTICATION: 6694755
080738426	DATE: 06-27-08
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

THOMSON LEGAL & REGULATORY APPLICATIONS INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is Thomson Legal & Regulatory Applications Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

“FIRST:   The name of this corporation shall be:

    Thomson Reuters Applications Inc.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. The effective date of the amendment herein certified shall be June 30, 2008.

Signed on June 25, 2008

/s/ Helen V. Stamatiadis
Helen V. Stamatiadis Assistant Secretary

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TLR APPLICATIONS INC.”, CHANGING ITS NAME FROM “TLR APPLICATIONS INC.” TO “THOMSON LEGAL & REGULATORY APPLICATIONS INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF OCTOBER, A.D. 2002, AT 9 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3549073 8100	AUTHENTICATION: 2062724
020669830	DATE: 10-30-02

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

TLR APPLICATIONS INC.

It is hereby certified Chat:

1. The name of the corporation (hereinafter called the “corporation”) is TLR Applications Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

“FIRST:  The name of this corporation shall be:

      Thomson Legal & Regulatory Applications Inc.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. The effective time of the amendment herein certified shall be upon date of filing.

Signed on October 29, 2002

/s/ Edward A. Friedland
Edward A. Friedland, Vice President

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “WEST APPLICATIONS INC.”, CHANGING ITS NAME FROM “WEST APPLICATIONS INC.” TO “TLR APPLICATIONS INC.”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF AUGUST, A.D. 2002, AT 9 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AUTHENTICATION: 1931869
3549073 8100	DATE: 08-12-02
020509631

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

WEST APPLICATIONS INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is West Applications Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

“FIRST: The name of this corporation shall be:

TLR Applications Inc.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. The effective time of the amendment herein certified shall be upon date of filing.

Signed on August 9, 2002

/s/ Edward A. Friedland
Edward A. Friedland, Vice President

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “WEST APPLICATIONS INC.”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JULY, A.D. 2002, AT 9 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3549073 8100	AUTHENTICATION: 1891479
020460862	DATE: 07-18-02

CERTIFICATE OF INCORPORATION

OF

WEST APPLICATIONS INC.

FIRST: The name of this corporation shall be: WEST APPLICATIONS INC.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Zip Code 19808 and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD: The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is One Thousand (1,000) of the par value of One Dollar ($1.00) each.

FIFTH: The name and address of the incorporator is John H. Pelletier 1177 Avenue of the Americas, 17th Floor, New York, NY 10036.

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this Certificate of Incorporation this 18th day of July 2002.

/s/ John H. Pelletier
Name: John H. Pelletier
Incorporator